UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2023

Glatfelter Corporation
(Exact Name of Registrant as Specified in Its Charter)

001-03560
(Commission File Number)

Pennsylvania	23-0628360
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 885-2555
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2023, Glatfelter Corporation (the “Company”) announced various leadership changes, as discussed below in this Current Report on Form 8-K.
Departure of Christopher W. Astley and Wolfgang Laures

The Board of the Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to make changes to senior management, consistent with the strategic direction of the Company.  On April 3, 2023, the Board determined that, effective on or around April 4, 2023, (i) Christopher W. Astley will separate from employment with the Company as the Company’s Senior Vice President, Chief Commercial Officer and (ii) Wolfgang Laures will separate from employment with the Company as the Company’s Senior Vice President, Integrated Global Supply Chain and IT.
In connection with Mr. Astley’s departure, Mr. Astley will be eligible to receive separation compensation provided under the Company’s Executive Severance Guidelines in connection with a termination without cause.  The Executive Severance Guidelines have been filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on July 6, 2010.  In connection with Mr. Laures’ departure, Mr. Laures will be eligible to receive separation compensation provided under his employment agreement with the Company in connection with a termination without cause.  Mr. Laures’ employment agreement has been filed with the Securities and Exchange Commission as Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed on February 26, 2020.   Messrs. Astley and Laures are subject to post-termination restrictive covenants.
Appointment of Boris Illetschko as Senior Vice President, Chief Operating Officer

On April 4, 2023, the Board appointed Boris Illetschko as the Company’s Senior Vice President, Chief Operating Officer, effective as of October 1, 2023 or on an earlier date consistent with the notice period applicable to Mr. Illetschko with respect to his current employment.
Mr. Illetschko, 50, joins the Company after serving as the Group Chief Commercial Officer (global) and Managing Director of voestalpine Rotec Group, an international company specializing in the production, processing, and sale of tubular products made of steel, aluminum and titanium, from October 2019 to present, responsible for global sales and business development, procurement, marketing, corporate communications and finance. Prior to voestalpine Rotec Group, Mr. Illetschko served as the Managing Director and Owner of Boris Illetschko Advisory & Interim Management, where he acted as a senior advisor and interim manager in different businesses focused on industrial markets.  From 2011 to 2017, Mr. Illetschko worked for Semperit AG Holding, Austria, a global leading provider of natural and synthetic rubber products, where he was responsible for various roles including corporate development and mergers and acquisitions, as well as General Manager for a business segment with production sites in Europe, India, and China. Mr. Illetschko began his career as a consultant at PricewaterhouseCoopers MCS after receiving an MBA from the University of Toronto – Rotman School of Management, Canada and advanced degrees from the University of Manchester Institute of Science and Technology (UMIST), UK and the Johannes Kepler University Linz, Austria.
There are no arrangements or understandings between Mr. Illetschko and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Illetschko and any of the Company’s directors or executive officers.  Mr. Illetschko has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.
The Company and Mr. Illetschko entered into an offer letter that sets forth the general terms of his employment as the Company’s Senior Vice President, Chief Operating Officer (the “Offer Letter”). The Company expects to enter into an employment agreement with Mr. Illetschko before his employment begins. The Offer Letter provides for an annual base salary of 425,000€. Mr. Illetschko will be eligible to receive annual short-term incentive awards at the target amount of 276,250€ (65% of his base salary); payout may range from 0% to 200% based on performance.  Mr. Illetschko will be eligible to receive long-term incentive awards upon hire at the target amount of 450,000€, which will be comprised of time-based restricted stock units (weighted 40%) and performance-based restricted stock units (weighted 60%).
The Company will make a one-time lump sum payment to Mr. Illetschko to offset the loss of any 2023 short-term incentive payment that would otherwise have been payable to Mr. Illetschko by his prior employer for service during the 2023 year. Mr. Illetschko will receive a leased Company car or car allowance.   The Company will provide tax and housing equalization assistance during the period in which Mr. Illetschko continues to reside in Austria after he commences employment with the Company, as well as travel reimbursement while he lives in Austria, subject to the Company’s expense reimbursement policy.   Mr. Illetschko will be required to comply with the Company’s share ownership guidelines for senior executives, as well as other Company policies applicable to senior executives.

The Company will provide Mr. Illetschko with a change in control agreement that has “double trigger” provisions for severance in the event of a change in control. If Mr. Illetschko resigns for good reason or Mr. Illetschko’s employment is terminated by the Company without cause on or within two years after a change in control, Mr. Illetschko will be eligible to receive severance equal to two times the sum of his base salary and target bonus. Additionally, Mr. Illetschko’s unvested equity awards will immediately become fully vested. If Mr. Illetschko’s employment is terminated by the Company without cause, not in connection with a change in control, Mr. Illetschko will be eligible to receive severance equal to 12 months of his base salary and target bonus. In the unlikely event that the role of Senior Vice President, Chief Operating Officer ceases to exist and the Company cancels the employment offer before Mr. Illetschko commences his employment with the Company, the Company will provide a one-time lump sum payment equal to 12 months’ base salary and target bonus, subject to Mr. Illetschko’s execution of an effective release of claims in favor of the Company.
The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.
Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 5, 2023, the Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide consistency with the director election standard in the Company’s Articles of Incorporation adopted at the November 2022 special meeting of shareholders.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01                          Regulation FD Disclosure.
On April 5, 2023, the Company issued a press release announcing the appointment of Mr. Illetschko as the Company’s Senior Vice President, Chief Operating Officer and the separations of Messrs. Astley and Laures. The full text of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.
The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01                          Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit number	Description
3.1	Amended and Restated Bylaws of the Company, as amended dated April 5, 2023.
99.1	Press Release issued April 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Glatfelter Corporation
April 5, 2023
By: /s/ Jill L. Urey
Name: Jill L. Urey
Title: Vice President, Chief Legal & Compliance Officer and Corporate Secretary